UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________________________
FORM 8-K
 _____________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 9, 2023
 ___________________________________________________________________________________
GREENHILL & CO., INC.
(Exact name of registrant as specified in its charter)

_____________________________________________________________________________________
Commission File Number: 001-32147

Delaware	51-0500737
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas New York, New York	10020 (ZIP Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 389-1500
Former name or former address, if changed since last report: NOT APPLICABLE
  _____________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	GHL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2.	Financial Information.
Item 2.02. Results of Operations and Financial Condition
On November 9, 2023, Greenhill & Co., Inc. ("Greenhill" or the "Firm") announced the financial results for the third quarter ended September 30, 2023 and provided an update on the expected timing of the closing of its Merger with Mizuho Americas (each defined below).
Recent Developments
As previously disclosed on May 22, 2023, the Firm, Mizuho Americas, LLC, a Delaware limited liability company (“Mizuho Americas”), and Blanc Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Mizuho Americas (“Merger Sub”) entered into an Agreement and Plan of Merger (as it may be amended from time to time, “the Merger Agreement”) pursuant to which, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Firm (the “Merger”), with the Firm continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Mizuho Americas. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Greenhill’s common stock outstanding as of immediately prior to the Effective Time (other than dissenting shares and certain shares held by us or Mizuho Americas, in each case as specified in the Merger Agreement) will be canceled and converted into the right to receive $15.00 in cash, without interest.
The Merger was unanimously approved by the Firm’s Board of Directors and was also approved by the Firm’s shareholders on August 16, 2023. To date, the Firm and Mizuho Americas have received regulatory approvals of the Merger from nearly all of their regulators and the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (HSR Act) has expired. The Merger is expected to close by year end and is subject to obtaining the remaining required regulatory approval and satisfaction of other customary closing conditions.
Financial Results
The Firm reported revenues of $30.7 million, a net loss of $28.1 million and a loss per share of $1.50 for the third quarter 2023 compared to revenues of $81.1 million, net income of $14.2 million and diluted earnings per share of $0.67 for the third quarter 2022.
For the first nine months of 2023, revenues of $151.8 million, a net loss of $47.0 million and a loss per share of $2.52 compared to revenues of $162.6 million, a net loss of $16.6 million and a loss per share of $0.91 for the same period in 2022.
Revenues
Revenues were $30.7 million in the third quarter of 2023 compared to $81.1 million in the third quarter of 2022, a decrease of $50.4 million, or 62%. The decrease principally resulted from fewer large merger and acquisition (“M&A”) transaction completion fees.
For the nine months ended September 30, 2023, revenues were $151.8 million compared to $162.6 million in 2022, a decrease of $10.8 million, or 7%. The decrease principally resulted from a reduction in M&A transaction fees, offset by an increase in retainer fees.
Operating Expenses
The Firm’s total operating expenses for the third quarter of 2023 were $62.9 million, which compared to $58.2 million of total operating expenses for the third quarter of 2022. The increase in total operating expenses of $4.7 million, or 8%, resulted from increases in both our compensation and benefits expenses and non-compensation operating expenses. Our employee compensation and benefits expenses for the third quarter of 2023 were $48.1 million as compared to $45.3 million for the third quarter of 2022. The increase in compensation and benefits expenses of $2.8 million, or 6%, was largely due to a greater amount of accrued incentive compensation. For the nine month period in 2023, our non-compensation operating expenses of $14.8 million increased $1.9 million, or 15%, as compared to $12.9 million in the same period in 2022. The increase in non-compensation expenses principally resulted from an increase in professional fees and slightly higher information service costs.

For the nine months ended September 30, 2023, our total operating expenses were $195.0 million, which compared to $175.1 million of total operating expenses in the same period in 2022. The increase in total operating expenses of $19.9 million, or 11%, resulted from increases in both our compensation and benefits expenses and non-compensation operating expenses. Our compensation and benefits expenses were $146.9 million for the nine months ended September 30, 2023, compared to $135.3 million for the same period in 2022. The increase in compensation and benefits expenses of $11.6 million, or 9%, was largely a result of the timing of an accounting charge for incentive compensation. Our non-compensation operating expenses of $48.1 million increased $8.3 million, or 21%, for the nine months ended September 30, 2023, as compared to $39.8 million in the comparable period in 2022. The increase in non-compensation expenses principally resulted from higher costs for our new London space, higher travel and information service costs, professional fees incurred related to our pending acquisition by Mizuho, and a reduction of foreign currency gains.
The following table sets forth information relating to our operating expenses.

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions, unaudited)
Employee compensation and benefits expenses	$48.1	$45.3	$146.9	$135.3
% of revenues	157%	56%	97%	83%
Non-compensation operating expenses	14.8	12.9	48.1	39.8
% of revenues	48%	16%	32%	24%
Total operating expenses	62.9	58.2	195.0	175.1
% of revenues	205%	72%	128%	108%
Total operating income (loss)	(32.2)	23.0	(43.2)	(12.4)
Operating profit margin	NM	28%	NM	NM
Interest Expense
For the three months ended September 30, 2023, we incurred interest expense of $7.2 million as compared to $4.4 million for the same period in 2022. The increase of $2.8 million resulted from both the impact of significantly higher market borrowing rates in the third quarter of 2023 compared to the same period in 2022 and a non-recurring charge of $1.0 million for the write off of unamortized deferred financing costs related to the refinancing of our term loan.
For the nine months ended September 30, 2023, we incurred interest expense of $19.2 million, an increase of $8.8 million as compared to $10.4 million for the same period in 2022. The increase related to both the impact of significantly higher market borrowing rates in the first nine months of 2023 as compared to the same period in 2022 and the write off of deferred financing costs described above.
Debt Refinancing
On August 31, 2023, we entered into a secured promissory note (the “Promissory Note”) with Mizuho Bank Ltd., a Japanese banking corporation and an affiliate of Mizuho, and used the proceeds to repay in full the outstanding principal balance and accrued interest payable under the Firm's term loan facility (“Term Loan Facility”), which was entered into pursuant to the credit agreement, dated October 12, 2017, by and among the Firm, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent (as amended on April 12, 2019 and June 30, 2023 the “Credit Agreement”). Prior to the repayment, the Term Loan Facility had an outstanding principal balance of approximately $270.1 million. The Promissory Note has a maturity date of April 12, 2024, subject to extension for 60 days in certain limited circumstances. Borrowings under the Promissory Note bear interest at one-month SOFR plus a Term SOFR Adjustment plus 2.25%, which is 100 basis points less than the interest rate charged under the Credit Agreement, or at an Alternative Base Rate (as defined in the Promissory Note) plus 1.25% in certain limited circumstances. Under the terms of the Promissory Note interest accrues monthly and is added to the principal balance. The Promissory Note may be repaid in whole or in part without penalty. Consistent with the terms of the Merger Agreement, if the closing of the Merger has not occurred by March 12, 2024, Mizuho Americas remains obligated to refinance the Promissory Note with a replacement loan on the terms specified in the Merger Agreement.

Provision for Income Taxes
For the three months ended September 30, 2023, due to our pre-tax loss, we recognized an income tax benefit of $11.2 million, which reflected an effective tax rate of 29%. This compared to income tax expense of $4.4 million for the same period in 2022, which reflected an effective tax rate of 24%. The increase in the effective tax rate principally resulted from an increase in the U.K. statutory rate effective in April 2023.
For the nine months ended September 30, 2023, due to our pre-tax loss we recognized an income tax benefit of $15.4 million, which included a charge of $1.8 million related to the tax effect of the vesting of restricted stock units at a grant price higher than the market price. This compared to an income tax benefit for the nine month period ended September 30, 2022 of $6.2 million, which included a benefit of $0.8 million related to the tax effect of the vesting of restricted stock units at a market price higher than the grant price. Excluding these charges/benefits, the effective tax rates for the nine month periods ended September 30, 2023 and 2022 would have been 28% and 24%, respectively. The increase in the effective tax rate in 2023 resulted from the increase in the U.K. statutory rate described above.
Dividend
The Board of Directors of Greenhill has declared a dividend of $0.10 per share to be paid on December 27, 2023, to common stockholders of record on December 13, 2023. If the Merger is consummated prior to the close of trading on December 13, 2023, no dividend will be paid to stockholders of Greenhill who hold common shares prior to the closing of the Merger.

Greenhill & Co., Inc. is a leading independent investment bank entirely focused on providing financial advice on significant mergers, acquisitions, restructurings, financings and capital raising to corporations, partnerships, institutions and governments globally. It acts for clients located throughout the world from its offices in New York, Chicago, Frankfurt, Hong Kong, Houston, London, Madrid, Melbourne, Paris, San Francisco, Singapore, Stockholm, Sydney, Tokyo and Toronto.
Cautionary Note Regarding Forward-Looking Statements
The preceding discussion should be read in conjunction with our condensed consolidated financial statements and the related notes that appear below. We have made statements in this discussion that are forward-looking statements. Words or phrases such as “believe,” “estimate,” “expect,” “anticipate,” “plan,” “trend,” “objective,” “continue,” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” or similar expressions, or the negatives of those words or phrases, may identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, assumptions, estimates, and other important factors that change over time and could cause actual results to differ materially from any results, performance, or events expressed or implied by such forward-looking statements. Such forward-looking statements include but are not limited to statements about the benefits of the proposed acquisition of Greenhill by Mizuho, including future financial and operating results, Greenhill’s or Mizuho’s plans, objectives, expectations and intentions, the expected timing of completion of the proposed transaction and other statements that are not historical facts.
These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected. In addition to factors previously disclosed in our reports filed with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change, or other circumstance that could give rise to the right of Greenhill or Mizuho to terminate the definitive merger agreement; the outcome of any legal proceedings that may be instituted against us or Mizuho; the possibility that the proposed transaction does not close when expected or at all because required regulatory, or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect us or Mizuho or the expected benefits of the proposed transaction); the risk that the benefits from the proposed transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic, political and market conditions, interest and exchange rates, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which we and Mizuho operate; the ability to promptly and effectively integrate the businesses of Greenhill with those of Mizuho; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of the our or Mizuho’s clients, employees or other business partners, including those resulting from the announcement or completion of the proposed transaction; the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; and the impact of the global COVID-19 pandemic on our or Mizuho’s businesses, the ability to complete the proposed transaction or any of the other foregoing risks.
These factors are not necessarily all of the factors that could cause our or Mizuho’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm our or Mizuho’s results.
All forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information regarding Greenhill and factors which could affect the forward-looking statements contained herein can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Quarterly Reports on Form 10-Q, and our other filings with the SEC.

Greenhill & Co., Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share and per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$30,689	$81,145	$151,802	$162,635

Operating Expenses
Employee compensation and benefits	48,116	45,265	146,915	135,277
Occupancy and equipment rental	5,067	4,954	14,788	13,796
Depreciation and amortization	899	635	2,672	1,880
Information services	3,033	2,504	8,810	7,140
Professional fees	2,464	1,774	7,446	5,971
Travel related expenses	1,509	1,541	5,108	4,210
Other operating expenses	1,818	1,492	9,278	6,782
Total operating expenses	62,906	58,165	195,017	175,056
Total operating income (loss)	(32,217)	22,980	(43,215)	(12,421)
Interest expense	7,152	4,369	19,225	10,382
Income (loss) before taxes	(39,369)	18,611	(62,440)	(22,803)
Provision (benefit) for taxes	(11,226)	4,400	(15,416)	(6,176)
Net income (loss)	$(28,143)	$14,211	$(47,024)	$(16,627)

Average shares outstanding:
Basic	18,815,295	17,935,848	18,646,125	18,197,533
Diluted	18,815,295	21,095,880	18,646,125	18,197,533
Earnings (loss) per share:
Basic	$(1.50)	$0.79	$(2.52)	$(0.91)
Diluted	$(1.50)	$0.67	$(2.52)	$(0.91)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenhill & Co., Inc.

Date: November 9, 2023	By:	/s/ MARK R. LASKY
Name: Mark R. Lasky
Title: Chief Financial Officer